UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2018

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	36909	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275 Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 21, 2018, Eco-Stim Energy Solutions, Inc. (the “Company”) received a notice (the “Initial Notice”) from The Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with Nasdaq’s Listing Rule 5550(a)(2), as the minimum bid price of the Company’s common stock, par value $0.001 per share (“common stock”), had been below $1.00 per share for 30 consecutive business days. The Initial Notice gave the Company 180 days, or until December 18, 2018, to achieve compliance with the minimum bid price requirement.

On December 21, 2018, the Company received a second notice from Nasdaq that the Company had not regained compliance with the minimum bid price requirement and that, as a result, Nasdaq has determined that the Company’s common stock will be delisted from Nasdaq. The Company anticipates that trading of the Company’s common stock on Nasdaq will be suspended at the opening of business on January 2, 2019 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s shares of common stock from listing and registration on Nasdaq. The delisting will become effective ten days after the Form 25-NSE is filed. Following the Nasdaq delisting, the Company expects that its common stock will be eligible for trading on the “Pink Open Market” operated by the OTC Markets Group Inc. This transition does not change the Company’s operations or its reporting requirements under SEC rules.

Item 8.01 Other Events.

As previously disclosed, in September 2018 the Company elected to suspend its U.S. stimulation operations and significantly reduce its U.S. workforce in alignment with potential near-term opportunities, including pump down and miscellaneous pumping services. Since then, the Company has been actively pursuing the sale of a substantial majority of the equipment, inventory and other operating assets relating to its U.S. operations. During the fourth quarter of 2018 the Company has completed the disposition of certain of its U.S. equipment and other operating assets to unrelated third parties in several separate transactions. The aggregate cash proceeds received by the Company from these dispositions, before commissions and selling expenses, is approximately $5.7 million. The Company is continuing to pursue the sale of a substantial majority of its remaining U.S. assets. However, the market demand for the Company’s U.S. equipment and other operating assets to date has been soft, and there can be no assurance as to the ultimate consummation, timing or amount of proceeds generated from any such future asset sales. The Company intends to use the proceeds from the asset sales described above and from future sales of U.S. operating assets to reduce the Company’s outstanding liabilities and improve its liquidity. If the Company is unable to obtain a sufficient amount of proceeds from asset sales or funds from other sources, it may not be able to satisfy its working capital requirements, indebtedness and other obligations.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” “offer to” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this current report that address activities, events or developments that the Company is preparing for, plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, (i) future sales of the Company’s assets and the use of proceeds from any such sales; and (ii) the delisting of the Company’s common stock from Nasdaq and the eligibility of the Company’s common stock for trading on the “Pink Open Market” operated by the OTC Markets Group Inc. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ materially from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors should carefully consider the risk factors included in our filings and should keep in mind the cautionary statements in this current report and in our filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

December 26, 2018	By:	/s/ Alexander Nickolatos
	Name:	Alexander Nickolatos
	Title:	Interim President and Chief Executive Officer